Exhibit 99.1


                       RICHARD LEWIS COMMUNICATIONS, INC.
                       ----------------------------------
                   PUBLIC RELATIONS O ADVERTISING O MARKETING
             35 WEST 35TH STREET, SUITE 505, NEW YORK, NY 10001-2205
        Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
                                 www.rlcinc.com

FOR IMMEDIATE RELEASE
---------------------

NYMAGIC, INC. REPORTS 2005 SECOND QUARTER RESULTS


     New York, August 8, 2005 - NYMAGIC, INC. (NYSE: NYM) reported today the results of consolidated operations for the second quarter and six months ended June 30, 2005.

      George R. Trumbull, Chairman and Chief Executive Officer, announced that net earnings for the second quarter ended June 30, 2005 totaled $5.0 million or $.56 per diluted share, compared with $858,000, or $.09 per diluted share, for the second quarter of 2004. Net earnings for the six months ended June 30, 2005 totaled $8.3 million, or $.93 per diluted share, compared with $3.6 million, or $.36 per diluted share, for the six months ended June 30, 2004.

     Gross premiums written for the second quarter and six months of 2005 increased by 20% to $53.2 million and by 25% to $102.2 million, respectively, over the same periods of 2004. Net premiums written for the second quarter and six months of 2005 increased by 10% to $38.1 million and by 15% to $73.5 million, respectively, over the same periods of 2004.

     Mr. Trumbull commented on the results, "We had strong results from underwriting operations during the second quarter which produced a combined ratio of 94.3%. We are pleased with the growth in premiums written and net premiums earned in 2005. These results represent the continued successful implementation of our underwriting strategy."

      Net investment income increased by 163% to $6.9 million for the second quarter of 2005 compared with $2.6 million for the same period of 2004. Through the six months ended June 30, 2005, investment income increased by 83% to $13.5 million as compared with $7.4 million for the same period of 2004. The increases principally reflect a larger investment portfolio in 2005 compared with 2004, strong returns from the hedge fund portfolio and higher yields on short term investments.

     Net realized investment losses after taxes in the second quarter of 2005 were $124,000, or $.01 per diluted share, compared with net realized investment gains after taxes of $26,000, or $.00 per diluted share for the same period in 2004. Net realized investment losses after taxes for the six months ended June 30, 2005 were $124,000, or $.01 per diluted share, compared with $1,000, or $.00 per diluted share, for the same period in 2004.

     During 2005, shareholders' equity declined by $20 million to $238 million. This reflected the repurchase of 1,092,735 shares of Common Stock for approximately $27.1 million; however, this decrease was partially offset by net income for the period. Book value per share increased to $26.88 at June 30, 2005 from $25.91 at December 31, 2004.

     At June 30, 2005 the Company's total cash, investments and receivables for securities sold amounted to $638.0 million. The investment portfolio at June 30, 2005 consisted of cash and short-term investments and receivables for securities sold of $285.1 million, or 44.7%; fixed maturities of $175.1 million, or 27.4%; and limited partnership hedge funds of $177.8 million, or 27.9%.

     NYMAGIC's hedge fund portfolio is a diversified "basket" of hedge funds. There are twenty separate funds representing twelve different strategies. There is little correlation of the hedge fund portfolio to any market index whether equity or fixed income and the Company has no exposure to convertible bond arbitrage. NYMAGIC's hedge fund portfolio is designed to provide favorable risk adjusted returns coupled with low volatility relative to the S&P 500.

     NYMAGIC, INC. will hold a conference call on its second quarter 2005 financial results live on Tuesday, August 9, 2005 at 9:00 A.M. EDT. The call will last for up to one hour.

     Investors and interested parties will have the opportunity to listen to and join in the call by calling 800-340-2732 and registering with the operator. Please call no later than 10 minutes prior to the start of the call to register. A replay of the conference call will be available for 30 days by dialing 800-642-1687 and entering ID 8365829.

     NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.

     This report contains certain forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular, the likelihood of the Company's success in developing and expanding its business. Any forward-looking statements concerning the Company's operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company's performance in 2005 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding the loss amounts related to the attacks of September 11, 2001, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of reinsurance, the possibility that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as "intends," "intend," "intended," "believes," "estimates," "expects," "anticipates," "plans," "projects," "forecasts," "goals," "could have," "may have" and similar expressions. These risks could cause actual results for the 2005 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.




     (Comparative Table Attached)

     CONTACT:               George R. Trumbull
                            NYMAGIC. INC.
                            (212) 551-0610
                            or
                            Richard Lewis
                            Richard Lewis Communications, Inc.
                            212/827-0020 (24/7)

                                  NYMAGIC, INC.
                                TABLE OF RESULTS
                                   (Unaudited)
                      (In thousands, except per share data)



                                               Three Months Ended                   Six  Months Ended
                                                    June 30,                            June 30,
                                            2005             2004               2005                  2004
                                            ----             ----               ----                  ----
Revenues:
--------
Net premiums earned                       $ 36,822         $ 29,564           $ 72,349             $ 54,419
Net investment income                        6,943            2,644             13,547                7,398
Realized investment gains (losses)            (191)              40               (191)                  (1)
Commission  and other income                   444               70                455                1,947
                                               ---               --                ---                -----

Total revenues                              44,018           32,318             86,160               63,763

Expenses:
--------
Net losses & loss adjustment expenses       20,583           17,421             41,091               33,326
Policy acquisition expenses                  7,499            5,925             15,115               11,545
General & administrative expenses            6,647            6,017             13,879               11,308
Interest expense                             1,673            1,641              3,340                2,013
                                             -----            -----              -----                -----

Total expenses                              36,402           31,004             73,425               58,192

Income before income taxes                   7,616            1,314             12,735                5,571

Total income tax expense                     2,658              456              4,459                1,944
                                             -----              ---              -----                -----

Net income                                 $ 4,958            $ 858            $ 8,276              $ 3,627

Earnings per share:
       Basic                                 $ .57            $ .09              $ .95                $ .37
                                             -----            -----              -----                -----
       Diluted                               $ .56            $ .09              $ .93                $ .36
                                             -----            -----              -----                -----

Weighted average shares outstanding:
       Basic                                 8,709            9,730              8,735                9,728
       Diluted                               8,834            9,944              8,870                9,945

Balance sheet data:                       June 30,     December 31,
-------------------                           2005             2004
                                              ----             ----

Shareholders' equity                      $238,177         $258,118
Book value per share (1)                    $26.88           $25.91

     (1) Calculated on a fully diluted basis.



Supplementary information:
-------------------------

NYMAGIC Gross Premiums Written
    by Segment             Three months ended June 30,          Six months ended June 30,
------------------         -----------------------------------------------------------------
                             2005        2004      Change        2005        2004        Change
                             ------------------------------------------------------------------
                                                  (Dollars in thousands)

Ocean marine ............   $ 27,870   $ 28,828         (3%)   $ 56,235   $ 55,813          1%
Inland marine/fire ......      6,552      3,871         69%      11,906      7,100         68%
Other liability .........     18,734     11,154         68%      33,935     18,871         80%
                            ------------------------------------------------------------------
Subtotal ................     53,156     43,853         21%     102,076     81,784         25%
Run off lines (Aircraft)           8        279        (97%)         95        255        (63%)
                            ------------------------------------------------------------------
Total ...................   $ 53,164   $ 44,132         20%    $102,171   $ 82,039         25%
                            ==================================================================


NYMAGIC Net Premiums Written
    by Segment             Three months ended June 30,          Six months ended June 30,
------------------         -----------------------------------------------------------------
                             2005        2004      Change        2005        2004        Change
                             ------------------------------------------------------------------
                                                  (Dollars in thousands)

Ocean marine ............   $ 22,273    $ 24,122        (8%)   $ 44,498   $ 45,795         (3%)
Inland marine/fire ......      2,157       1,282         68%      3,855      2,302         67%
Other liability .........     13,784       9,145         51%     25,211     15,831         59%
                            ------------------------------------------------------------------
Subtotal ................     38,214      34,549         11%     73,564     63,928         15%
Run off lines (Aircraft)        (107)         98         NM         (60)        (9)        NM
                            ------------------------------------------------------------------
Total ...................   $ 38,107    $ 34,647         10%   $ 73,504   $ 63,919         15%
                            ==================================================================



NYMAGIC Net Premiums Earned
    by Segment             Three months ended June 30,          Six months ended June 30,
------------------         -----------------------------------------------------------------
                             2005        2004      Change        2005        2004        Change
                             ------------------------------------------------------------------
                                                  (Dollars in thousands)

Ocean marine ............   $ 22,050      20,519          7%   $ 43,866   $ 38,383         14%
Inland marine/fire ......      1,674       1,185         41%      3,135      2,325         35%
Other liability .........     13,203       7,745         70%     25,407     13,752         85%
                            ------------------------------------------------------------------
Subtotal ................     36,927      29,449         25%     72,408     54,460         33%
Run off lines (Aircraft).       (105)        115         NM         (59)       (41)        NM
                            ------------------------------------------------------------------
Total....................   $ 36,822    $ 29,564         25%   $ 72,349   $ 54,419        33%
                            ==================================================================